UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2024

FORTE BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38052	26-1243872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Pegasus Park Dr. Building 6 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 618-6994

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FBRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On September 17, 2024, the Board of Directors (the “Board) of Forte Biosciences, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed Richard Vincent and Shiv Kapoor to the Board to fill the vacancies on the Board created by the resignations of each of Donald A. Williams and Lawrence Eichenfield, each of whom had tendered their resignation from the Board as detailed below, in each case effective September 17, 2024. Mr. Vincent and Mr. Kapoor will each serve as a Class II director, with a term expiring at the annual meeting of stockholders to be held in 2025. In addition, the Board appointed Mr. Vincent as chairperson of the Audit Committee of the Board and appointed Mr. Kapoor as a member of the Nominating Committee.

Richard Vincent, 61, has served as the Chief Financial Officer for Oncternal Therapeutics, Inc., a clinical-stage biopharmaceutical company, since April 2017. Mr. Vincent served as the Chief Financial Officer and Treasurer of VelosBio Inc. from the spin out of assets out of Oncternal Therapeutics in early 2017 through its Series A financing in late 2018. Mr. Vincent also currently serves as a Chief Financial Advisor for GenrAb, Inc. and Medcura, Inc., both privately held biotechnology companies, and has served as the Chief Financial Officer of Nerveda, LLC, an investment fund, since 2011. Previously, Mr. Vincent has served as Chief Financial Officer to multiple pharmaceutical, biotech and medical device companies, including Avalyn Pharma (co-founder), Meritage Pharma, and Elevation Pharmaceuticals from 2012 through 2017. Mr. Vincent served as the Chief Financial Officer and Secretary of Sorrento Therapeutics from January 2011 through February 2015. Mr. Vincent also served as Chief Financial Officer for Verus Pharmaceuticals, a pharmaceutical company, from 2004 to 2008, and Women First Healthcare from 2003 to 2005. Mr. Vincent started his career serving in a number of positions with Deloitte & Touche LLP, the last of which was senior manager, where he specialized in emerging growth and publicly-reporting companies. Mr. Vincent became a Certified Public Accountant in California in 1989 and holds a B.S. degree in business with an emphasis in accounting from San Diego State University.

Shiv S. Kapoor, 49, has served as a Co-Founder of Stonegate Healthcare, a capital markets advisory firm, since June 2021. Mr. Kapoor founded BioRamon Pharmaceuticals, a biopharmaceutical company involved in early discovery and research of oncology medicine, and has served as BioRamon’s Chief Executive Officer and a member of the Board since March 2020. Since February 2022, Mr. Kapoor has served as a board member of Microvascular Therapeutics, Inc., a biotechnology company. Mr. Kapoor previously served as the Vice President, Strategic Planning & Investor Relations at Spectrum Pharmaceuticals, Inc., a biopharmaceutical company, from November 2011 to March 2020. Mr. Kapoor served as a Managing Director at RBC Capital Markets from June 2008 to November 2011. Prior to RBC, Mr. Kapoor served in a number of positions in the biotechnology sector as an analyst, biostatistician, and scientist. Mr. Kapoor has a B.A. degree in Molecular Cell Biology from UC Berkeley and an MBA from the University of Chicago Booth School of Business.

Mr. Vincent and Mr. Kapoor will each be compensated in accordance with the Company’s amended and restated non-employee director compensation policy (the “Policy”), a copy of which has been filed as Exhibit 10.17 of the Company’s Annual Report on Form 10-K for the year ending December 31, 2023, as filed with the Securities and Exchange Commission on March 18, 2024. Pursuant to the Policy, Mr. Vincent will be entitled to receive $42,500 per year for service as a member of the Board and a total of $24,000 per year for service as a member of and chairperson of the Audit Committee, each paid quarterly in arrears on a pro-rata basis. Pursuant to the Policy, Mr. Kapoor will be entitled to receive $42,500 per year for service as a member of the Board and $5,000 per year for service as a member of the Nominating Committee, each paid quarterly in arrears on a pro-rata basis.

In connection with his appointment to the Board as a non-employee director and pursuant to the Company’s 2021 Equity Incentive Plan and the Policy, each of Mr. Vincent and Mr. Kapoor also automatically received a stock option for 2,000 shares of Common Stock of the Company, which will vest in equal monthly installments over a three year period such that the option is fully vested on the third anniversary of the date of grant, each subject to Mr. Vincent and Mr. Kapoor’s respective continued service on the Board through each applicable vesting date.

Mr. Vincent and Mr. Kapoor have each entered into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 of the Company’s Registration Statement on Form S-1 (File No. 333-216574), as amended, originally filed on March 9, 2017.

There is no arrangement or understanding between Mr. Vincent or Mr. Kapoor and any other persons pursuant to which Mr. Vincent or Mr. Kapoor was elected as a director. In addition, neither Mr. Vincent nor Mr. Kapoor are a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Vincent or Mr. Kapoor and any of the Company’s directors or executive officers.

Resignation of Directors

On September 17, 2024, each of Donald A. Williams and Lawrence Eichenfield notified the Company of his resignation as a member of the Board and from all committees of the Board on which he served, in each case effective as of September 17, 2024. Neither Mr. Williams’ nor Dr. Eichenfield’s resignations are the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Director Reclassification

In connection with the resignation of Mr. Williams and Dr. Eichenfield from the Board and the appointment of Mr. Vincent and Mr. Kapoor to the Board, in order to maintain all classes of the Board as nearly equal in number as is practicable and to allow stockholders the opportunity to vote on the newly appointed members of the Board, on September 17, 2024, Steven Kornfeld and Scott Brun each resigned as a Class II director and was immediately reappointed to the Board as a Class III director (with a term expiring at the Company’s 2026 annual meeting of stockholders), in each case effective as of September 17, 2024. Each of Mr. Kornfeld and Mr. Brun’s resignation and reappointment was solely to maintain the size of each class of directors as nearly equal in number as possible and to allow stockholders the opportunity to vote on the newly appointed members of the Board, and their service on the Board continued uninterrupted without any break in service.

Item 8.01.	Other Events

On September 18, 2024, the parties to the action pending in the Delaware Court of Chancery (the “Court”) captioned Camac Fund, LP v. Wagner, et al., C.A. No. 2023-0817-MTZ (Del. Ch.) (the “Action”) filed a Stipulation and Proposed Order Dismissing the Action as Moot, which the Court entered on September 20, 2024 (the “Dismissal”).

As previously disclosed by the Company in a Form 8-K filed with the U.S Securities and Exchange Commission (the “SEC”) on June 14, 2024, which is incorporated here by reference, the Company and the members of its Board had entered into a Stipulation and Agreement of Settlement, Compromise, and Release (the “Stipulation”) dated June 11, 2024 to settle the Action (the “Settlement”). In connection with the Settlement, the Company entered into a Standstill and Voting Agreement (the “Standstill Agreement”) with Camac Fund, LP (“Camac” or “Plaintiff”), Camac Partners, LLC, Camac Capital, LLC, and Eric Shahinian (collectively, the “Camac Group”), also dated June 11, 2024.

On July 30, 2024, the Court held a settlement hearing and declined to approve the Settlement. In response to the Court declining to approve the Settlement, and solely to avoid the burden, cost, and distraction of continued litigation, the Company undertook the following actions to address Camac’s claims in the Action:

•	As disclosed above, two incumbent directors, Lawrence Eichenfield, M.D., and Donald A. Williams, have resigned from the Board;

•	Two new independent directors, Shiv Kapoor and Richard Vincent, have been appointed to the Board as Class II directors and will stand for election at Forte’s 2025 annual meeting;

•

The Board has established a Strategic Committee (the “Strategic Committee”), the scope and authority of which includes considering strategic and capital options for the Company and making recommendations to the Board;

•

The Strategic Committee shall be comprised of only independent directors and initially includes the two new independent directors appointed to the Board this month; however, the Board retains full power and discretion to determine the composition of the Strategic Committee from time to time; and

•	The stockholder rights agreement dated July 11, 2022, as amended on June 26, 2023 (the “Rights Agreement”), has expired by its terms on July 12, 2024, and was not renewed;

Camac acknowledged the actions taken by the Company described above moot all claims in the Action and provide substantial benefits to all stockholders. In addition, in order to fully resolve Camac’s claim for an award of attorneys’ fees, the Company, on behalf of all named defendants in the Action, has agreed to make a payment to Plaintiff’s counsel of $1,500,000.00.

The Dismissal is with prejudice as to Camac only and without prejudice as to any actual or potential claims of any other stockholder of the Company.

The Standstill Agreement with the Camac Group remains in place and was not impacted by the Dismissal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTE BIOSCIENCES, INC.

Date: September 20, 2024	By:	/s/ Antony Riley
Antony Riley Chief Financial Officer